Exhibit 10.4

AMENDED AND RESTATED GUARANTY AGREEMENT

Borrower:		Bank:

Fossil Partners, L.P.		Wells Fargo Bank, National Association
2280 N. Greenville Avenue		1445 Ross Avenue, 3rd Floor
Richardson, Texas 75082-4412		MAC T5303-031
Attention: Mike L. Kovar		Dallas, Texas 75202
Fax: (972) 498-9448	Attention:	Marguerite C. Burtzlaff
Vice President
Fax: (214) 969-0370

(herein called “Borrower”, whether one or more)		(herein called “Bank”)

1.             FOR VALUE RECEIVED, and in consideration of credit and financial accommodations extended, to be extended, or continued to or for the account of Borrower, and for other good and valuable considerations, the undersigned, jointly and severally if more than one (hereinafter called “Guarantor” or “Guarantors”, whether one or more), absolutely and unconditionally guarantees the prompt and punctual payment and performance when due (whether at its stated maturity, by acceleration or otherwise in accordance with the loan documents) of the Guaranteed Obligations (hereinafter defined) of Borrower to Bank, as provided herein.  This is a continuing guaranty applicable to and guaranteeing any and all indebtedness, obligations and liabilities of every kind and character of Borrower to Bank, whether now existing or hereafter arising, whether due and owing or to become due and owing, howsoever created or arising or evidenced, whether joint or several, or joint and several, whether absolute or contingent, and all renewals, extensions, and rearrangements of such indebtedness, obligations or liabilities, including any and all amounts owing or which may hereafter become owing thereon or in connection therewith, including, without limitation, any and all amounts of principal, interest, attorneys’ fees, costs of collection and other amounts owing thereunder (hereinafter called the “Guaranteed Obligations”).  In addition to and without limiting the generality of the foregoing, each Guarantor hereby expressly acknowledges and agrees that the “Guaranteed Obligations” shall include, without limitation, all loans and other indebtedness at any time and from time to time owed or owing by Borrower to Bank under or in connection with (a) that certain Loan Agreement dated as of September 23, 2004, by and among Borrower, Guarantors, certain other entities affiliated with Borrower and Bank, as such Loan Agreement has been amended and may be amended, increased, modified, supplemented, renewed, extended, restated or replaced from time to time (the “Loan Agreement”) and any other loan agreement, credit agreement or other credit facility with Borrower at any time and from time to time, and (b) that certain Fifth Amended and Restated Revolving Line of Credit Note dated November 19, 2008, in the maximum original principal amount of $140,000,000 made by Borrower payable to the order of Bank, as such promissory note may be amended, increased, modified, supplemented, renewed, extended, restated or replaced from time to time (the “Note”) and any other promissory note executed by Borrower and payable to Bank at any time and from time to time.

2.             Each Guarantor hereby waives marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any indebtedness, obligation or liability to which it applies or may apply, and waives presentment and demand for payment thereof, notice of dishonor or nonpayment thereof, notice of intention to accelerate, notice of acceleration, protest and notice thereof and all other notices and demands, collection or instigation of suit or any other action by Bank in collection thereof including any notice of default in payment thereof or other notice to, or demand of payment therefor on, any party.  Further, each Guarantor expressly waives each and every right to which it may be entitled by virtue of the suretyship law of the state of Texas, including without limitation, any rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Articles 1986 and 1987, Revised Civil Statutes of Texas and Chapter 34 of the Texas Business and Commerce Code.

3.             Each Guarantor jointly and severally agrees to pay to Bank its collection costs, including any additional amount for reasonable attorneys’ fees, but in no event to exceed the maximum amount permitted by law, if the Guaranteed Obligations are not paid by Guarantor upon demand when due as required herein or if this Guaranty is enforced by suit or through probate or bankruptcy court or through any judicial proceedings whatsoever, and, should it be necessary to reduce Bank’s claim to judgment, such judgment shall bear interest at the maximum rate allowed by applicable laws.

4.             This is an absolute and unconditional guaranty of payment and not of collection, by each Guarantor, jointly and severally in each and every particular, and each Guarantor waives any right to require that any action be brought against Borrower or any other person or entity.  Should Bank seek to enforce the obligations of any Guarantor by action in any court, such Guarantor waives any necessity, substantive or procedural, that a judgment previously be rendered against Borrower or any other person or entity or that Borrower or any other person or entity be joined in such cause or that a separate action be brought against Borrower or any other person or entity; the obligations of each Guarantor hereunder are several from those of Borrower or any other person or entity (including any other surety for Borrower), and are primary obligations concerning which such Guarantor is the principal obligor.  All waivers herein contained shall be without prejudice to Bank at its option to proceed against Borrower or any other person or entity, whether by separate action or by joinder.  All indebtedness of Borrower to each Guarantor, whether now existing or hereafter arising (including indebtedness resulting from this Guaranty) is hereby assigned to Bank to the extent of the amount of this Guaranty as security for the payment of all obligations of Borrower to Bank. To the extent such indebtedness of Borrower to any Guarantor (whether now existing or hereafter arising) exceeds the amount of this Guaranty, such indebtedness is hereby subordinated to all obligations of Borrower to Bank.  Notwithstanding any payment or payments made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Bank, such Guarantor shall not be entitled to be subrogated to any of the rights of Bank against Borrower or any collateral security of rights of offset held by Bank for the payment of the Guaranteed Obligations.

5.             Bank may, at its option, at any time, without the consent of or notice to any Guarantor, without incurring responsibility to any Guarantor, without impairing or releasing the obligations of any Guarantor under this Guaranty, upon or without any terms or conditions and in whole or in part (a) change the manner, place or terms of payment or change or extend the time of payment of or renew, as often and for such periods as Bank may determine, or increase or otherwise alter any of the Guaranteed Obligations of Borrower hereby guaranteed, or any liabilities incurred directly or indirectly hereunder, and the guaranty herein made shall apply to the obligations and liabilities of the Borrower changed, extended, renewed, increased or altered in any manner, (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure or securing the Guaranteed Obligations or any liabilities incurred directly or indirectly hereunder or any offset against any said liabilities, (c) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting, (d) settle or compromise any Guaranteed Obligations or liabilities hereby incurred, and may subordinate the payment of all or any part of such obligations or liabilities to the payment of any obligations or liabilities which may be due to Bank or others, and (e) apply any sums paid to any liability or liabilities of Borrower to Bank regardless of what liability or liabilities of Borrower to Bank remain unpaid.  Bank may, at its option, without the consent of or notice to any Guarantor, apply to the payment of the liability created by this Guaranty, at any time after such liability becomes payable, any monies, property, or balance on deposit belonging to any Guarantor.

6.             It is the intention of the parties hereto to comply with applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in the Guaranteed Obligations or in this Guaranty, in any note or other instrument, or in any documents securing payment thereof or hereof, or otherwise relating thereto or hereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by such laws.  If any excess of interest in such respect is provided for, or shall be adjudged to be so provided for, then in such event (a) the provisions of this Section shall govern and control, (b) neither any Guarantor nor any Guarantor’s heirs, successors or assigns or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is the excess of the maximum amount permitted by such laws, (c) any such excess which may have been collected shall be, at Bank’s option, either applied as a credit against the then unpaid principal amount owing on the Guaranteed Obligations or refunded, and (d) the effective rate of interest covered by this Guaranty shall be automatically subject to reduction to the maximum lawful rate allowed under applicable usury laws.

7.             Each Guarantor agrees that suit may be brought against such Guarantor, jointly and severally, and against one or more of Guarantors, less than all, without impairing the rights of the Bank, its successors or assigns, against the other Guarantors; nor shall Bank be required to join Borrower or any other Guarantor or liable party in a suit against a particular Guarantor; and the Bank may release one or more Guarantors or settle with such persons as Bank deems fit without releasing or impairing the rights of Bank to demand and collect the balance of such indebtedness from the other remaining Guarantors not so released.  It is agreed among each Guarantor, however, that such settlement and release shall in nowise impair the rights of the Guarantors as among themselves.

8.             This Guaranty is for the benefit of the Bank, and for such other persons as may from time to time become or be the holders of any Guaranteed Obligations; and this Guaranty shall be transferable and negotiable, with the same force and effect and to the same extent as the Guaranteed Obligations may be transferable, it being understood that upon the assignment or transfer by Bank of any Guaranteed Obligations, the legal holder of such Guaranteed Obligations shall have all of the rights granted to Bank under this Guaranty.

9.             Guarantor agrees that the Bank, its successors and assigns shall not be liable for failure to use diligence in the collection of any Guaranteed Obligations or any security therefor, in creating or preserving the liability of any person liable on the Guaranteed Obligations, or in creating, perfecting or preserving any security, if any, for the Guaranteed Obligations, and Guarantor hereby waives presentment and demand for payment, notice of dishonor or nonpayment, notice of intention to accelerate, notice of acceleration, protest, and notice thereof, collection, and diligence in or the bringing of suit against any person liable for any Guaranteed Obligations or against any security therefor.  Payment of all amounts hereunder shall be made at the offices of Bank.

10.           As security for payment of the Guaranteed Obligations and other amounts now or hereafter owing hereunder, each Guarantor hereby grants to Bank a security interest in, and a contractual pledge and assignment of, any and all money, property, accounts, securities, documents, chattel paper, claims, demands, instruments, items or deposits of Guarantors, and each of them, or to which any of them is a party, now held or hereafter coming within Bank’s custody or control, including by way of example and not of limitation all certificates of deposit and other depository accounts, whether such have matured or the exercise of Bank’s rights results in loss of interest or other penalty on such deposits, but excluding deposits subject to tax penalties if assigned.  Without prior notice to or demand upon any Guarantor, Bank may exercise its rights granted above, as well as other rights and remedies at law and equity (all of which are cumulative), at any time when a default has occurred or Bank deems itself insecure.  In addition, Bank shall have the right to file this Guaranty as a Uniform Commercial Code financing statement naming Guarantors, or each of them, as debtor and the Bank as secured party, and indicating therein the types, or describing the items, of security herein specified.  Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code and shall have the right after ten (10) days notice, which the parties agree is reasonable, to sell, at a private or public sale, any of the collateral or other property held by Bank pursuant hereto or otherwise to enforce the obligations of any Guarantor hereunder.  Bank’s rights and remedies hereunder shall be in addition to and cumulative of any other rights and remedies at law and equity, including, without limitation, any rights of set-off to which Bank may be entitled.

11.           If, at any time, there be Other Indebtedness, (a) Bank, without in any manner impairing its rights hereunder, may, at its option, exercise rights of offset by applying, first, to the Other Indebtedness, any deposit balances to the credit of Borrower and (b) except as stated in the immediately following sentence of this Section, Bank may apply, first, to the Other Indebtedness all amounts realized by Bank from collateral or security held by Bank of the payment of Borrower’s indebtedness.  If a particular security instrument expressly requires an application different from that permitted under the preceding sentence, proceeds realized by Bank from such security instrument shall be applied as provided in such instrument.

The term “Other Indebtedness” as used herein means all indebtedness, if any, of Borrower to Bank which Bank may have separately agreed from time to time is not a part of the Guaranteed Obligations.

12.           All notices required or permitted hereunder shall be in writing and shall be deemed to have been given or made as follows:  (a) if sent by hand delivery, upon delivery; (b) if sent by registered or certified mail, return receipt requested, upon receipt (as indicated on the return receipt); and (c) if sent by facsimile, upon receipt (which shall be confirmed by a confirmation report from the sender’s facsimile machine), addressed to the parties at their respective addresses designated herein or such other address as such party may from time to time designate by written notice to the other.

13.           This Guaranty shall not be wholly or partially satisfied or extinguished by any Guarantor’s payment of any amount hereunder, including payment of all amounts due as of any specified date, but shall continue in full force and effect as against each Guarantor for the full amount, except as otherwise specified herein, as to all Guaranteed Obligations created, incurred or arising prior to the time when notice of termination is given by the respective Guarantor to the Bank as specified herein, and until payment in full thereof.  Any and all extensions of credit and financial accommodations concurrently herewith or hereafter made by Bank to Borrower shall be conclusively presumed to have been made in acceptance hereof.

14.           Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not cause such Guarantor’s obligations hereunder to be avoided as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law or similar laws of other jurisdictions (the “Fraudulent Transfer Law”), after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Law and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Law) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable law or (ii) Section 15 hereof or any other agreement providing for an equitable allocation among such Guarantor and other affiliates of Borrower of obligations arising under guaranties by such parties.

15.           Each Guarantor (a “Contributing Guarantor”) agrees, subject to the other provisions in this Section, that, in the event a payment shall be made by any other Guarantor hereunder or assets of any other Guarantor shall be sold pursuant to any security agreement, mortgage, deed of trust or other security document to satisfy a claim of Bank hereunder and such other Guarantor (a “Claiming Guarantor”) shall not have been fully indemnified by Borrower, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the net worth of all the Guarantors on the date hereof.  Notwithstanding the foregoing, all rights of the Guarantors under this Section and all other rights of indemnity, contribution and subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations.

No failure on the part of any Guarantor to make the payments required by this Section (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any other Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

16.           This Guaranty shall be binding upon each Guarantor and its respective successors and assigns and shall inure to the benefit of, and be enforceable by, Bank and its successors and assigns and each and every other person who shall from time to time be or become the owner or holder of any of the Guaranteed Obligations, and each and every reference herein to “Bank” shall also include each and every successor or holder.  Each Guarantor agrees that it shall not assign any of its obligations hereunder without the prior written consent of Bank.

17.           The release by Bank of any one or more Guarantors under this Guaranty shall not affect the remaining Guarantors hereunder, who shall remain fully liable in accordance with the terms of this Guaranty.

18.           Subject to Section 29 below, this Guaranty shall be in addition to and cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous guaranty agreements by Guarantors, or any of them, in favor of Bank or assigned to Bank by others.

19.           If this Guaranty is given by a corporation or other entity, then the undersigned guaranteeing corporation or entity does hereby acknowledge that it has investigated fully the benefits and advantages which will be derived by the undersigned from execution of this Guaranty, and the board of directors or other governing body of the undersigned corporation or entity has reasonably determined that, and the undersigned corporation or entity does hereby acknowledge, warrant and represent that, a direct or an indirect benefit will accrue to the undersigned by reason of execution of this Guaranty.

20.           This Guaranty is being executed and delivered, and is intended to be performed in, the State of Texas.  Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Guaranty.  In the event of a dispute involving this Guaranty or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Dallas County, Texas to the extent such dispute is not resolved by binding arbitration pursuant to the Bank’s current Arbitration Program described in Section 28 below.

21.           Each Guarantor shall furnish to Bank all such financial statements and other information relating to the financial condition, properties and affairs of Guarantor as Bank may from time to time request.

22.           Each Guarantor will not change its address, name or identity without notifying Bank of such change in writing at least thirty (30) days prior to the effective date of such change.

23.           No delay on the part of Bank in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right, nor shall any single or partial exercise of any right, power or privilege bar any further or subsequent exercise of the same or any other right, power or privilege.

24.           This Guaranty shall not be changed orally, but shall be changed only by agreement in writing signed by the person against whom enforcement of such change is sought.

25.           The masculine and neuter genders used herein shall each include the masculine, feminine and neuter genders and the singular number used herein shall include the plural number. The words “person” and “entity” shall include individuals, corporations, partnerships, joint ventures, limited liability companies, associations, joint stock companies, trusts, unincorporated organizations, and governments and any agency or political subdivision thereof.

26.           This Guaranty may be executed in multiple counterparts, and each counterpart executed by any party shall be deemed an original and shall be binding upon the person or entity executing the same, irrespective of whether any other Guarantor has executed that or any other counterpart of this Guaranty.  Production of any counterpart other than the one to be enforced shall not be required.

27.           This Guaranty is executed in connection with the Loan Agreement and the Note, and the holder hereof is entitled to all the benefits provided therein and in the other agreements, documents, instruments and certificates entered into in connection with the Loan Agreement and the Note.

28.           AGREEMENT FOR BINDING ARBITRATION.  The parties agree to be bound by the terms and provisions of the Bank’s current Arbitration Program which is incorporated by reference herein and is acknowledged as received by the parties pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party.

29.           Amendment and Restatement.  This Guaranty constitutes an amendment and restatement of, but does not extinguish, release or limit in any way any obligation of any Guarantor under, that certain Guaranty Agreement dated as of September 23, 2004, executed by certain of the Guarantors (and certain other entities which are no longer in existence) to and in favor of Bank (the “Prior Guaranty Agreement”), all of which obligations under the Prior Guaranty Agreement are hereby ratified and confirmed by each Guarantor and acknowledged and agreed by each Guarantor as being and continuing in full force and effect and valid, binding and enforceable in accordance with their terms.

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EXECUTED as of November 19, 2008.

GUARANTORS:

FOSSIL, INC.

By:	/s/ Mike L. Kovar
Name:	Mike L. Kovar
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

FOSSIL INTERMEDIATE, INC.

By:	/s/ Mike L. Kovar
Name:	Mike L. Kovar
Title:	Treasurer

FOSSIL TRUST

By:	/s/ Michael W. Barnes
Name:	Michael W. Barnes
Title:	Trustee

By:	/s/ Tom Kartsotis
Name:	Tom Kartsotis
Title:	Trustee

By:	/s/ Mike L. Kovar
Name:	Mike L. Kovar
Title:	Treasurer

FOSSIL STORES I, INC.

By:	/s/ Mike L. Kovar
Name:	Mike L. Kovar
Title:	Treasurer

ARROW MERCHANDISING, INC.

By:	/s/ Mike L. Kovar
Name:	Mike L. Kovar
Title:	Treasurer

FOSSIL HOLDINGS, LLC

By:	/s/ Mike L. Kovar
Name:	Mike L. Kovar
Title:	Manager

FOSSIL INTERNATIONAL HOLDINGS, INC.

By:	/s/ Michael W. Barnes
Name:	Michael W. Barnes
Title:	President